Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $9.40 for the Fiscal Year Ended September 30, 2012

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2012--AMCON Distributing Company (“AMCON”) (NYSE AMEX MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $9.40 on net income available to common shareholders of $7.1 million for the fiscal year ended September 30, 2012. AMCON earned $3.33 per fully diluted share on net income available to common shareholders of $2.6 million for the fourth fiscal quarter ended September 30, 2012.

“We are pleased with the results for fiscal 2012. Our Management Team and Associates did an excellent job distinguishing us as the premium service provider in each of the markets we serve which contributed to the positive results for the year,” said Christopher Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted “The merchant landscape is highly competitive and we will continue to vigorously defend, and strive to expand, our market share. We believe our focused strategic plan and customer centric philosophy enable our organization to continue its leadership role in the industry.”

Each of AMCON’s business segments reported excellent years. The wholesale distribution segment reported revenues of $1.1 billion and operating income before depreciation and amortization of $17.4 million for fiscal 2012 and revenues and operating income before depreciation and amortization of $298.5 million and $5.5 million, respectively, for the fourth fiscal quarter of fiscal 2012. The retail health food segment reported revenues of $37.3 million and operating income before depreciation and amortization of $3.3 million for fiscal 2012 and revenue of $9.1 million and operating income before depreciation and amortization of $0.7 million for the fourth fiscal quarter of 2012.

“Our long-term approach to customer relationships and exceptional customer service continues to differentiate us from our competitors in a very challenging operating environment,” said Kathleen Evans, President of AMCON’s Wholesale Distribution Segment. “As we enter fiscal 2013, our fall trade shows provide considerable momentum as we roll out new accrual and foodservice programs, as well as new products to our customers. We develop these programs with our customer’s profitability in mind and work hand-in-hand to tailor them to meet each customer’s specific needs,” noted Ms. Evans.

“We will be opening two new stores during Fiscal 2013, one serving Northwest Arkansas and the other serving Omaha, NE. Each market met our demographic criteria and we were able to find attractive locations,” said Eric Hinkefent, President of AMCON’s Retail Health Food segment. “Our competitors share our enthusiasm about the industry’s growth prospects and their continued expansion contributes to margin pressure in our existing markets,” added Mr. Hinkefent.

“We are very focused on increasing our shareholders’ equity per share and balance sheet liquidity. At the same time we are reducing our debt levels, and in turn, our debt to equity ratio. At September 30, 2012, shareholders’ equity was $48.5 million, resulting in an adjusted book value per share of $67.54. We turned our inventory 28.5 times and consolidated debt was reduced to $20.6 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We are continuing to invest in information technology and foodservice equipment for both internal and customer use for the foreseeable future, as this is a core component of our strategic plan,” commented Mr. Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota, and Tennessee. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30,
	2012	2011
ASSETS
Current assets:
Cash	$491,387	$1,389,665
Accounts receivable, less allowance for doubtful accounts of $1.2 million at both 2012 and 2011	32,681,835	32,963,693
Inventories, net	38,364,621	38,447,982
Deferred income taxes	1,916,619	1,707,889
Prepaid and other current assets	6,476,702	6,073,536
Total current assets	79,931,164	80,582,765

Property and equipment, net	13,083,912	13,713,238
Goodwill	6,349,827	6,349,827
Other intangible assets, net	5,185,978	5,550,978
Other assets	1,258,985	1,238,825
	$105,809,866	$107,435,633
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,189,208	$18,439,446
Accrued expenses	6,931,859	7,153,672
Accrued wages, salaries and bonuses	2,503,361	2,460,558
Income taxes payable	2,194,966	2,100,180
Current maturities of long-term debt	1,182,829	1,384,625
Total current liabilities	30,002,223	31,538,481

Credit facility	14,353,732	20,771,613
Deferred income taxes	3,633,390	2,743,238
Long-term debt, less current maturities	5,075,680	6,194,195
Other long-term liabilities	336,186	429,513

Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both September 2012 and September 2011	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 58,000 shares issued and outstanding at September 30, 2012 and 62,000 shares issued and outstanding at September 30, 2011, and a total liquidation preference of $1.5 million and $1.6 million at September 2012 and September 2011, respectively	1,450,000	1,550,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 158,000 and 162,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $0.01 par value, 3,000,000 shares authorized, 612,327 shares issued and outstanding at September 2012 and 609,320 shares issued and outstanding at September 2011	6,293	6,093
Additional paid-in capital	11,021,109	9,981,055
Retained earnings	38,349,253	31,721,445
Treasury stock, 17,000 shares at cost	(918,000)	—
Total shareholders’ equity	48,458,655	41,708,593
	$105,809,866	$107,435,633

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2012	2011
Sales (including excise taxes of $371.3 million and $340.6 million, respectively)	$1,174,167,758	$1,041,631,892
Cost of sales	1,095,105,573	967,467,852
Gross profit	79,062,185	74,164,040

Selling, general and administrative expenses	63,250,681	56,374,612
Depreciation and amortization	2,392,414	2,234,814
	65,643,095	58,609,426
Operating income	13,419,090	15,554,614

Other expense (income):
Interest expense	1,359,241	1,433,790
Other (income), net	(340,713)	(225,212)
	1,018,528	1,208,578
Income from operations before income tax expense	12,400,562	14,346,036
Income tax expense	5,033,000	6,282,000
Net income	7,367,562	8,064,036
Preferred stock dividend requirements	(269,095)	(286,397)
Net income available to common shareholders	$7,098,467	$7,777,639

Basic earnings per share available to common shareholders:	$11.56	$13.09

Diluted earnings per share available to common shareholders:	$9.40	$10.44

Basic weighted average shares outstanding	614,046	594,185
Diluted weighted average shares outstanding	784,108	772,589

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,367,562	$8,064,036
Adjustments to reconcile income from operations to net cash flows from operating activities:
Depreciation	2,017,726	1,850,231
Amortization	374,688	384,583
Gain on sale of property and equipment	(36,900)	(45,848)
Equity-based compensation	1,426,848	1,851,457
Net excess tax benefit on equity-based awards	—	(139,686)
Deferred income taxes	681,422	1,865,462
Recoveries of losses on doubtful accounts	(5,243)	(437,757)
(Recoveries) provision for losses on inventory obsolescence	(20,512)	114,000
Other	(8,045)	(8,045)

Changes in assets and liabilities, net of effect of business acquisition:
Accounts receivable	287,101	4,259,181
Inventories	103,873	1,015,604
Prepaid and other current assets	(403,166)	(3,025,051)
Other assets	(20,160)	(169,775)
Accounts payable	(1,250,790)	1,810,710
Accrued expenses and accrued wages, salaries and bonuses	(710,302)	(1,256,553)
Income taxes payable	94,786	(126,801)
Net cash flows from operating activities	9,898,888	16,005,748

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,480,782)	(1,988,139)
Proceeds from sales of property and equipment	129,834	94,525
Acquisition	—	(13,368,057)
Net cash flows from investing activities	(1,350,948)	(15,261,671)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(6,417,881)	1,954,904
Principal payments on long-term debt	(1,320,311)	(1,093,147)
Repurchase of common stock	(918,000)	—
Net excess tax benefit on equity-based awards	—	139,686
Dividends paid on convertible preferred stock	(269,095)	(286,397)
Dividends on common stock	(470,659)	(448,584)
Proceeds from exercise of stock options	1,180	22,391
Withholdings on the exercise of equity-based awards	(51,452)	—
Net cash flow from financing activities	(9,446,218)	288,853

Net change in cash	(898,278)	1,032,930
Cash, beginning of year	1,389,665	356,735
Cash, end of year	$491,387	$1,389,665

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)

	Fiscal Years
	2012	2011
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,393,470	$1,419,636
Cash paid during the year for income taxes	4,256,794	4,543,338

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$11,237	$10,685
Issuance of common stock in connection with the vesting and exercise of equity based awards	950,562	—
Conversion by holders of Series B Convertible Preferred Stock to common stock	100,000	450,000

Business acquisition
Accounts receivable	$—	$8,881,428
Inventories	—	4,571,629
Property and equipment	—	1,795,859
Prepaid asset	—	35,000
Fair value of non-competition agreement	—	500,000
Customer relationships intangible asset	—	500,000
Goodwill	—	200,659
Accrued expenses	—	(120,000)
Note payable	—	(2,552,090)
Amount due under non-competition agreement	—	(444,428)

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2012
(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$283,563	$275,829	$307,113	$307,663
Gross profit	18,638	19,216	19,901	21,307
Income from operations before income tax expense	2,401	2,475	3,189	4,335
Net Income	1,438	1,465	1,846	2,618
Preferred stock dividend requirements	(67)	(67)	(67)	(67)
Net income available to common shareholders	$1,371	$1,398	$1,779	$2,551

Basic earnings per share available to common shareholders	$2.21	$2.26	$2.92	$4.19
Diluted earnings per share available to common shareholders	$1.83	$1.87	$2.37	$3.33

FISCAL YEAR 2011
(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$244,957	$216,603	$263,828	$316,244
Gross profit	17,608	16,369	18,218	21,969
Income from operations before income tax expense	3,061	2,734	3,619	4,932
Net Income	1,832	1,584	1,828	2,820
Preferred stock dividend requirements	(75)	(73)	(71)	(67)
Net income available to common shareholders	$1,757	$1,511	$1,757	$2,753

Basic earnings per share available to common shareholders	$3.04	$2.56	$2.93	$4.52
Diluted earnings per share available to common shareholders	$2.41	$2.05	$2.36	$3.62

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter, therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or converted. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units.”

September 2012
Number of common shares outstanding at September 30, 2012	612,327
Total shareholders’ equity at September 30, 2012	$48,458,655

Book value per share at September 30, 2012	$79.14

September 2012
Number of common shares outstanding at September 30, 2012	612,327
Add: common shares potentially issuable for stock options, convertible preferred stock, and unvested restricted stock units /1/	215,047
827,374

Total shareholders’ equity at September 30, 2012	$48,458,655
Equity impact if all potential common shares were converted /1/	7,425,745
$55,884,400

Adjusted book value per share at September 30, 2012	$67.54

/1/	Assumes the exercise of all vested and unvested stock options, conversion of all preferred stock, and vesting of all outstanding restricted stock units at September 30, 2012.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727